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                                                                   EXHIBIT 10.26

                              TEXAS COMMERCE BANK
                              NATIONAL ASSOCIATION
                         DOCUMENTARY SERVICES DIVISION
                   P. O. Box 2558, Houston, Texas 77252-8300
                 717 Travis Street, Houston, Texas  77002-8300
                               Telex:  166053 TCB

                                                       Issue Date:  May 02, 1995
                                                                L/C No. I-452737


            ADVISING BANK                             APPLICANT
 **************Direct****************       Kent Electronics Corporation
                                            7433 Harwin Drive
                                            Houston, Texas  77036

             BENEFICIARY
 Sugarland Properties, Inc.                 Amount:  USD 2,500,000.00
 4665 Sweetwater Blvd., Suite 100           (Two Million Five Hundred Thousand
 Sugar Land, Texas  77479                   and 00/100 United States Dollars)


Gentlemen:

         We hereby establish our irrevocable Letter of Credit No. I-452737 in your favor at the request and for the account of Kent Electronics Corporation for an amount not exceeding $2,500,000.00 (U.S. Dollars Two Million Five Hundred Thousand and 00/100).

         This Letter of Credit is available by your draft drawn at sight on Texas Commerce Bank N.A. Houston, duly signed, endorsed, and marked: "Drawn under Texas Commerce Bank N.A. Houston Letter of Credit No. I-452737 dated May 2, 1995" accompanied by the following documents:

1. Written, sworn certifications of (i) two (2) officers of Sugarland Properties, Inc. ("SPI") on behalf of SPI as to items (A) through (H) below, and (ii) an officer of House REH Burwell Architects (the "Project Architect") on behalf of the Project Architect as to item (B) below.

       A. One or more members of the project team ("Contractor") have delivered an application for payment to SPI, in accordance with the construction contract or other contract between such respective contractors and SPI ("Contract") in an amount equal to or greater than the amount SPI is requesting to draw under the Letter of Credit (the "Draw Amount"), and the draw under the Letter of Credit is being requested in connection with such application for payment. "Project Team" has the meaning ascribed

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           to it in the Development and Construction Management Agreement
           ("Agreement") between Kent Electronics Corporation ("Kent") and SPI.

       B. The Draw Amount is properly due and owing by SPI to the Contractor pursuant to and in accordance with the Contract for work performed by the Contractor in respect of the construction project ("Project") described in the Agreement.

       C.  SPI is obligated to pay the Draw Amount to the Contractor.

       D. The Draw Amount is properly due and owing by Kent to SPI pursuant to and in accordance with the Agreement, and Kent of obligated to pay such amount to SPI.

       E. SPI delivered to Kent an application for payment of the Draw Amount in connection with the Contractor's application, and presented to Kent the documentation required in connection therewith by the Agreement, all in accordance with the Agreement, and such application was not paid on or before nine (9) days thereafter, or thereafter.

       F. SPI sent notice of such default to Kent in accordance with the Agreement, and Kent failed to cure such default on or before ten (10) days after receiving such notice, or thereafter.

       G. The Draw Amount remains unpaid by Kent, and SPI has made no other request for a draw under the Letter of Credit with respect to the Draw Amount.

       H. True, correct and complete copies of the Contractor's application for payment to SPI, and SPI's application for payment to Kent, are attached to the certificate.

    The certification by SPI as to items (C) and (D) above may be followed, at SPI's option, by the following qualification:

       "The preceding certification by SPI is made to the best of SPI's knowledge and belief, based upon reasonably diligent investigation by SPI."

    Partial drawings are allowed.

    This Letter of Credit expires at our counters on April 21, 1996.

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    The original of this Letter of Credit and subsequent amendments, if any, must accompany all drawings.

    We hereby engage with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented at 717 Travis, 3rd floor TCB-S 300, Houston, Texas 77002.

    Please contact us at (713) 216-5665 or (713) 216-4739 if you have any questions concerning this Letter of Credit.





                                           /s/
                                           -------------------------------------
                                           Authorized Signature